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                                                                    Exhibit 23.3

                             PASQUALE & BOWERS, LLP
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                          CERTIFIED PUBLIC ACCOUNTANTS

        100 Clinton Square, P.O. Box 7067 . Syracuse, NY 13261-7067
                      (315) 424-1508 . FAX (315) 424-1496

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

WE CONSENT to the reference to our firm under the caption "Experts" and to the use of our report on the financial statements of EASTERN COPY PRODUCTS, INC. dated December 17, 1997, in the Amended Registration Statement Form S-4 (No. 333-78093) and related prospectus of Global Imaging Systems, Inc. 1998 for the registration of $100,000,000 aggregate principal amount of 10- 3/4% senior subordinated notes due 2007.

Pasquale & Bowers, LLP

/s/ Pasquale & Bowers, LLP

Syracuse, New York

July 23, 1999